                        Settlement Agreement and Release

This Settlement Agreement and Release (the "Settlement Agreement") is made and entered into this ____________day of____________________, 19 ____, by and between [among]:

"Claimant"
          ----------------------------------------------------------------------

["Defendant"                                                                   ]
          ---------------------------------------------------------------------

"Insurer"
          ----------------------------------------------------------------------

Recitals

A. On or about ______________ , 19 ______, Claimant [name person who suffered physical injury if other than Claimant] was injured in an accident occurring at____________(place)_______________. Claimant alleges that the accident and resulting physical and personal injuries arose out of certain alleged negligent acts or omissions of Defendant, and has made a claim seeking monetary damages on account of those injuries.

B. Insurer is the liability insurer of the Defendant, and as such, would be obligated to pay any claim made or judgement obtained against Defendant which is covered by its policy with Defendant.

C. The parties desire to enter into this Settlement Agreement in order to provide for certain payments in full settlement and discharge of all claims which have, or might be made, by reason of the incident described in Recital A above, upon the terms and conditions set forth below.

Agreement

         The parties agree as follows:

         1.0  Release and Discharge

         1.1 In consideration of payments set forth in Section 2, Claimant hereby completely releases and forever discharge Defendant and Insurer from any and all past, present or future claims, demands, obligations, actions, causes of action, wrongful death claims, rights, damages, costs, losses of services, expenses and compensation of any nature whatsoever, whether based on a tort, contract or other theory of recovery, which the Claimant now has, or which may hereafter accrue or otherwise be acquired, on account of, or may in any way grow out of the incident described in Recital A above, including, without limitation, any and all known or unknown claims for bodily and personal injuries to Claimant, or any future wrongful death claim of Claimant's representatives or heirs, which have resulted or may result from the alleged acts or omissions of the Defendant.

         1.2 This release and discharge shall also apply to Defendant's and Insurer's past, present and future officers, directors, stockholders, attorneys, agents, servants, representatives, employees, subsidiaries, affiliates, partners, predecessors and successors in interest, and assigns and all other persons, firms or corporations with whom any of the former have been, are now, or may hereafter be affiliated.

         1.3 This release, on the part of the Claimant, shall be a fully binding and complete settlement among the Claimant, the Defendant and the Insurer, and their heirs, assigns and successors.

         1.4 Claimant acknowledges and agrees that the release and discharge set forth above is a general release. Claimant expressly waives and assumes the risk of any and all claims for damages which exist as of this date, but of which the Claimant does not know or suspect to exist, whether through ignorance, oversight, error, negligence, or otherwise, and which, if known, would materially affect Claimant's decision to enter into this Settlement Agreement. The Claimant further agrees that Claimant has accepted payment of the sums specified herein as a complete compromise of matters involving disputed issues of law and fact. Claimant assumes the risk that the facts or law may be other than Claimant believes. It is understood and agreed to by the parties that this settlement is a compromise of a doubtful and disputed claim, and the payments are not to be construed as an admission of liability on the part of the Defendant, by whom liability is expressly denied.

         2.0  Payments

              In consideration of the release set forth above, the Insurer on behalf of the Defendant agrees to pay to the individual(s) named below ("Payee(s)") the sums outlined in this Section 2 below:

         2.1  Payments due at the time of settlement as follows:

                      (insert Payees and lump sum cash payments)

         2.2 Periodic payments made according to the schedule as follows (the "Periodic Payments"):

                      (insert Payees and Periodic Payments)

         [2.3 Payments to (attorney(s) and his/her/their successors and assigns, for and on behalf of Claimant in discharge of Claimant's obligation to pay attorney fees:

                      (insert attorney fees if part of the settlement)]

All sums set forth herein constitute damages on account of personal injuries and sickness, within the meaning of Section 104(a)(2) of the Internal Revenue Code of 1986, as amended.

         3.0  Claimant's Rights to Payments

              Claimant acknowledges that the Periodic Payments cannot be accelerated, deferred, increased or decreased by the Claimant; nor shall the Claimant have the power to sell, mortgage, encumber, or anticipate the Periodic Payments, or any part thereof, by assignment or otherwise.

         4.0  Claimant's Beneficiary

              Any payments to be made after the death of any Payee pursuant to the terms of this Settlement Agreement shall be made to such person or entity as shall be designated in writing by Claimant to the Insurer or the Insurer's Assignee. If no person or entity is so designated by Claimant, or if the person designated is not living at the time of the Payee's death, such payments shall be made to the estate of the Payee. No such designation, nor any revocation thereof, shall be effective unless it is in writing and delivered to the Insurer or the Insurer's Assignee. The designation must be in a form acceptable to the Insurer or the Insurer's Assignee before such payments are made.

         5.0  Consent to Qualified Assignment

              5.1 Claimant acknowledges and agrees that the Defendant and/or the Insurer may [will] make a "qualified assignment", within the meaning of
         Section 130(C) of the Internal Revenue Code of 1986, as amended, of the Defendant's and/or the Insurer's liability to make the Periodic Payments set forth in Section 2.2 to ____(assignment company)______ ("the Assignee"). The Assignee's obligation for payment of the Periodic Payments shall be no greater than that of Defendant and/or the Insurer (whether by judgement or agreement) immediately preceding the assignment of the Periodic Payments obligation.

              5.2 Any such assignment, if made, shall be accepted by the Claimant without right of rejection and shall completely release and discharge the Defendant and the Insurer from the Periodic Payments obligation assigned to the Assignee. The Claimant recognizes that, in the event of such an assignment, the Assignee shall be the sole obligor with respect to the Periodic Payments obligation, and that all other releases with respect to the Periodic Payments obligation that pertain to the liability of the Defendant and the insurer shall thereupon become final, irrevocable and absolute.

              6.0 Right to Purchase an Annuity

                  The Defendant and/or the Insurer, itself or through its Assignee, reserve the right to fund the liability to make the Periodic Payments through the purchase of an annuity policy from __________(annuity issuer)_________. The Defendant, the Insurer or the Assignee shall be the sole owner of the annuity policy and shall have all rights of ownership. The Defendant, the Insurer or the Assignee may have _______(annuity issuer)________ mail payments directly to the Payee(s). The Claimant shall be responsible for maintaining a current mailing address for Payee(s) with _______(annuity issuer)_______.

              7.0 Discharge of Obligation

                  The obligation of the Defendant, the Insurer and/or Assignee to make each Periodic Payment shall be discharged upon the mailing of a valid check in the amount of such payment to the designated address of the Payee(s) named in Section 2 of this Settlement Agreement.

             [8.0 Attorney's Fees (If attorney fees are not part of the settlement)
                  Each party hereto shall bear all attorney's fees and costs arising from the actions of its own counsel in connection with this Settlement Agreement, the matters and documents referred to herein, and all related matters.]

              9.0 Representation of Comprehension of Document

                      In entering into this Settlement Agreement the Claimant
              represents that Claimant has relied upon the advice of his/her attorneys, who are the attorneys of his/her own choice, concerning the legal and income tax consequences of this Settlement Agreement; that the terms of this Settlement Agreement have been completely read and explained to Claimant by his/her attorneys; and that the terms of this Settlement Agreement are fully understood and voluntarily accepted by Claimant.

              10.0 Warranty of Capacity to Execute Agreement

                  Claimant represents and warrants that no other person or
              entity has, or had, any interest in the claims, demands, obligations, or causes of action referred to in this Settlement Agreement, except as otherwise set forth herein; that Claimant has the sole right and exclusive authority to execute this Settlement Agreement and receive the sums specified in it; and that Claimant has not sold, assigned, transferred, conveyed or otherwise disposed of any of the claims, demands, obligations or causes of action referred to in this Settlement Agreement.

              11.0 Confidentiality

                  The parties agree that neither they nor their attorneys nor representatives shall reveal to anyone, other than as may be mutually agreed to in writing, any of the terms of this Settlement Agreement or any of the amounts, numbers or terms and conditions of any sums payable to Payee(s) hereunder.

              12.0 Governing Law

                  This Settlement Agreement shall be construed and interpreted in accordance with the laws of the State of
                                                              -----------------.

                     [(insert additional language as required by state law)]

              13.0 Additional Documents

                         All parties agree to cooperate fully and execute any
              and all supplementary documents and to take all additional actions which may be necessary or appropriate to give full force and effect to the basic terms and intent of this Settlement Agreement.

              14.0 Entire Agreement and Successors in Interest

                        This Settlement Agreement contains the entire agreement
              between the Claimant, [the Defendant] and the Insurer with regard to the matters set forth in it and shall be binding upon and enure to the benefit of the executors, administrators, personal representatives, heirs, successors and assigns of each.

              15.0 Effectiveness

                  This Settlement Agreement shall become effective immediately following execution of the parties.

                        Claimant

                        -------------------------------

                        By:
                           ----------------------------

                        Date:
                             --------------------------

                        Claimant's Attorney

                        -------------------------------

                        By:
                           ----------------------------

                        Date:
                             --------------------------

                       Insurer

                       ----------------------------------

                       By:
                           ----------------------------

                       Title
                            ---------------------------

                        Date:
                             --------------------------

                       [Defendant

                       ---------------------------------

                       By:
                           ----------------------------

                       Title
                            ---------------------------

                        Date:                          ]
                             --------------------------